UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 28, 2015

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Integrated Device Technology, Inc. (the “Company”) previously announced that, on October 23, 2015, it entered into a Share Purchase and Transfer Agreement to acquire Zentrum Mikroelektonik Dresden AG, a German stock corporation (“ZMD”). ZMD is a global supplier of sensing and digital power semiconductor solutions for automotive, industrial, medical, mobile sensing, information technology and consumer applications. These solutions enable its customers to create energy-efficient products in sensing, power management and lighting. The acquisition provides the Company with a highly regarded Automotive and Industrial business, and extends our technology in high performance programmable power devices and timing and signal conditioning. ZMD had $70.2 million* of revenues in 2014 and $68.5 million* in the first nine months of 2015.

*	ZMD records its revenues in Euro and for presentation purposes above numbers have been translated into USD using a conversion rate of 1.15 to Euro 1.00.

Item 8.01	Other Events.

On October 28, 2015, Company issued a press release announcing its intention to offer up to $373,750,000 aggregate principal amount of convertible senior notes due 2022 in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2015	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ Brian C. White
Brian C. White
Vice President and Chief Financial Officer
(duly authorized officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 28, 2015.